Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Condor Hospitality Trust, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-180479, 333-138304, and 333-170756) on Form S-3 and (Nos. 333-212264, 333-134822 and 333-181680) on Form S-8 of Condor Hospitality Trust, Inc. (the Company) of our report dated March 1, 2017, except for note 17, as to which the date is March 16, 2017, with respect to the consolidated balance sheets of Condor Hospitality Trust, Inc. as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and the related financial statement schedule, Schedule III – Real Estate and Accumulated Depreciation, which report appears in the Current Report on Form 8-K of Condor Hospitality Trust, Inc. filed on September 7, 2017. Our report refers to a change in the method of accounting for discontinued operations.

/s/ KPMG LLP

McLean, Virginia

September 7, 2017